PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Timothy A. Johnson
Vice President, Strategic
Planning and Investor Relations
614-278-6622

BIG LOTS REPORTS THIRD QUARTER COMPARABLE STORE SALES DECREASE OF 0.2%

Columbus, Ohio – November 6, 2008 – Big Lots, Inc. (NYSE: BIG) today reported third quarter retail sales for fiscal quarter ended November 1, 2008 decreased 0.8% to $1,006.2 million, compared to $1,014.0 million for the third quarter of fiscal 2007.  Comparable store sales for stores open at least two years at the beginning of the fiscal year decreased 0.2% for the third quarter of fiscal 2008.

For the thirty-nine week year to date period ended November 1, 2008, retail sales increased 1.1% to $3,241.1 million, compared to $3,205.4 million for the same period in fiscal 2007.  Comparable store sales increased 2.1% for the year to date period.

Our third quarter comparable store sales decrease of 0.2% was below our original guidance of a 1% to 2% increase.  Earnings are expected to be near or slightly below the lower end of our previously communicated guidance of $0.15 to $0.19 per diluted share.

From a merchandising perspective, the best performing categories during the third quarter were furniture, consumables, and hardlines.  In contrast, sales comps of seasonal, toys, and home merchandise were below plan and below last year.  On a regional basis, sales results were strongest in the Northeast and Central regions while comps were softest in the Southeastern region.

Steve Fishman, Chairman and Chief Executive Officer stated, “We continued to stay focused on our inventory and cost structure.  We are not pleased with the softness in sales for the quarter.  Nevertheless, if the economic backdrop is going to be challenged for an extended period of time, we believe our strategy and financial strength leaves us well-positioned to capitalize on opportunities whether it’s merchandise, real estate, or other potential situation that could generate an acceptable return and long-term value for our shareholders.”

We expect to report results for the third quarter of fiscal 2008 on Friday, December 5, 2008.

Big Lots, Inc. is the nation’s largest broadline closeout retailer.  The Company currently operates 1,366 BIG LOTS stores in 47 states and also sells merchandise via the internet at www.biglots.com. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, WISCONSIN TOY and with online sales at www.biglotswholesale.com.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622      Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622      Fax: (614) 278-6666
E-mail: aschmidt@biglots.com